Exhibit 99.1
Uber Announces Results for Third Quarter 2019

Revenue of $3.8 billion, with growth accelerating to 30% year-over-year, or 31% on a constant currency basis
Record Rides Adjusted EBITDA of $631 million, fully covering our Corporate G&A and Platform R&D

SAN FRANCISCO – November 4, 2019 – Uber Technologies, Inc. (NYSE: UBER) today announced financial results for the quarter ended September 30, 2019.

“Our results this quarter decisively demonstrate the growing profitability of our Rides segment,” said Dara Khosrowshahi, CEO. “Rides Adjusted EBITDA is up 52% year-over-year and now more than covers our corporate overhead. Revenue growth and take rates in our Eats business also accelerated nicely. We’re pleased to see the impact that continued category leadership, greater financial discipline, and an industry-wide shift towards healthier growth are already having on our financial performance.”

During the third quarter of 2019, following a number of leadership and organizational changes, we reorganized our operations and financial reporting into five segments. Our five operating and reportable segments are: Rides, Eats, Freight, Other Bets, and Advanced Technologies Group (“ATG”) and Other Technology Programs. We are providing Gross Bookings, Revenue, Adjusted Net Revenue, and Adjusted EBITDA for each segment. As a result of our reorganization and additional disclosure, we will no longer be showing Core Platform metrics. We are providing select historical segment information for 2018 and 2019 as well as reconciliations to Core Platform metrics in the supplemental information on our website (investor.uber.com) on page 10.

Financial Highlights for Third Quarter 2019

•	Gross Bookings grew $3.7 billion year-over-year to $16.5 billion, representing 29% year-over-year growth, or 32% on a constant currency basis.

•	Revenue growth accelerated to 30% year-over-year from 14% in the second quarter of 2019.

•
Adjusted Net Revenue (“ANR”) growth accelerated to 33% year-over-year, or 35% on a constant currency basis as both Rides and Eats ANR take-rates improved quarter-over-quarter to 22.8% and 10.7%, respectively.

•
Net loss attributable to Uber Technologies, Inc. of $(1.2) billion, which includes $401 million in stock-based compensation expense, improved quarter-over-quarter in part due to revenue growth of $647 million.

•	Rides Adjusted EBITDA of $631 million was the Rides segment’s 8th positive Adjusted EBITDA quarter in a row and covered our Corporate G&A and Platform R&D of $623 million.

•	Adjusted EBITDA of $(585) million improved $71 million quarter-over-quarter.

•
Unrestricted cash and cash equivalents were $12.7 billion, which was up $0.9 billion from the second quarter of 2019 primarily due to the sale of $1.2 billion of senior unsecured notes and the closing of the $1.0 billion investment in ATG.

Third Quarter 2019 Financial and Operational Highlights

	Three Months Ended September 30,
(in millions, except percentages)	2018	2019	% Change	% Change (Constant Currency (1))

Monthly Active Platform Consumers (“MAPCs”)	82	103	26%
Trips	1,348	1,770	31%
Gross Bookings	$12,725	$16,465	29%	32%
Revenue	$2,944	$3,813	30%	31%
Adjusted Net Revenue (1)	$2,656	$3,533	33%	35%
Net loss attributable to Uber Technologies, Inc. (2)	$(986)	$(1,162)	(18)%
Adjusted EBITDA (1)	$(458)	$(585)	(28)%
(1) See “Definitions of Non-GAAP Measures” and “Reconciliations of Non-GAAP Measures” sections herein for an explanation and reconciliations of non-GAAP measures used throughout this release.
(2) Net loss attributable to Uber Technologies, Inc. includes stock-based compensation expense of $64 million in Q3 2018 and $401 million in Q3 2019.

“We expect ANR growth to accelerate again in Q4 and continue to focus on financial discipline. As such, we are improving our full year Adjusted EBITDA guidance by $250 million to a loss of $2.8-2.9 billion,” said Nelson Chai, CFO. “We are also providing additional disclosure, both to deliver more visibility into our business and to further align our internal focus on efficiency with our external reporting.”

Results by Offering and Segment
Our five segments are as follows:

Segment	Description

Rides
The Rides products connect consumers with Drivers who provide rides in a variety of vehicles, such as cars, auto rickshaws, motorbikes, minibuses, or taxis. Rides also includes activity related to our Uber for Business ("U4B"), Financial Partnerships, and Vehicle Solutions offerings.

Eats
The Eats offering allows consumers to search for and discover local restaurants, order a meal at the touch of a button, and either pick-up at the restaurant or have the meal delivered reliably and quickly.

Freight	Freight connects carriers with shippers on our platform, and gives carriers upfront, transparent pricing and the ability to book a shipment with the touch of a button.

Other Bets
The Other Bets segment consists of multiple investment stage offerings. The largest investment within the segment is our New Mobility offering that refers to products that provide consumers with access to rides through a variety of modes, including dockless e-bikes and e-scooters. It also includes Transit, UberWorks and our Incubator group.

ATG and Other Technology Programs	The ATG and Other Technology Programs segment is responsible for the development and commercialization of autonomous vehicle and ridesharing technologies, as well as Uber Elevate.
Quarterly historical financial segment information under our new segment presentation for 2018 and 2019 can be found in the supplemental information on our website (investor.uber.com) on page 10. Our historical results in aggregate remain unchanged. Quarterly financial results for the three months ended September 30, 2018 and 2019 are below.

Gross Bookings

	Three Months Ended September 30,
(in millions, except percentages)	2018	2019	% Change	% Change (Constant Currency)

Gross Bookings (1):
Rides	$10,488	$12,554	20%	22%
Eats	2,111	3,658	73%	77%
Freight	123	223	81%	81%
Other Bets	3	30	**	**
Total	$12,725	$16,465	29%	32%
(1) Excluding impact of our 2018 Divested Operations.
** Percentage not meaningful.

Revenue

	Three Months Ended September 30,
(in millions, except percentages)	2018	2019	% Change	% Change (Constant Currency)

Revenue:
Rides (1)	$2,425	$2,895	19%	21%
Eats	394	645	64%	68%
Freight	122	218	78%	78%
Other Bets	3	38	**	**
ATG and Other Technology Programs (2)	—	17	**	**
Total	$2,944	$3,813	30%	31%
(1) Including previously reported Other Core Platform Revenue of $54 million and $29 million in Q3 2018 and Q3 2019, respectively.
(2) Including $17 million collaboration revenue from Toyota recognized in Q3 2019.
** Percentage not meaningful.

Revenue by Geographical Region

	Three Months Ended September 30,
(in millions, except percentages)	2018	2019	% Change

United States and Canada	$1,734	$2,407	39%
Latin America ("LATAM")	515	527	2%
Europe, Middle East and Africa ("EMEA")	431	534	24%
Asia Pacific ("APAC") (1)	264	345	31%
Total	$2,944	$3,813	30%
(1) Excluding China and, as of May 2018, also excludes Southeast Asia.

Adjusted Net Revenue (1)

	Three Months Ended September 30,
(in millions, except percentages)	2018	2019	% Change	% Change (Constant Currency (1))

Adjusted Net Revenue:
Rides (2)	$2,340	$2,868	23%	24%
Eats	191	392	105%	109%
Freight	122	218	78%	78%
Other Bets	3	38	**	**
ATG and Other Technology Programs (3)	—	17	**	**
Total	$2,656	$3,533	33%	35%
(1) “Adjusted Net Revenue,” “Rides Adjusted Net Revenue” and “Eats Adjusted Net Revenue” are non-GAAP measures as defined by the SEC. “Freight Adjusted Net Revenue”, “Other Bets Adjusted Net Revenue” and “ATG and Other Technology Programs Adjusted Net Revenue” are equal to GAAP net revenue in all periods presented. See “Definitions of Non-GAAP Measures” and “Reconciliations of Non-GAAP Measures” sections herein for an explanation and reconciliations of non-GAAP measures used throughout this release.
(2) Including previously reported Other Core Platform Revenue of $54 million and $29 million in Q3 2018 and Q3 2019, respectively.
(3) Including $17 million collaboration revenue from Toyota recognized in Q3 2019.
** Percentage not meaningful.

Segment Adjusted EBITDA
Our Segment Adjusted EBITDA measures replace what was previously reported as Contribution Profit (Loss) and maintains the same definition. Previously reported Core Platform Contribution Profit (Loss) is the sum of Rides Adjusted EBITDA and Eats Adjusted EBITDA, and previously reported Other Bets Contribution Profit (Loss) is the sum of Freight Adjusted EBITDA and Other

Bets Adjusted EBITDA. See section entitled “Key Terms for Our Key Metrics and Non-GAAP Financial Measures” for more information.

	Three Months Ended September 30,
(in millions, except percentages)	2018	2019	% Change

Segment Adjusted EBITDA:
Rides	$416	$631	52%
Eats	(189)	(316)	(67)%
Freight	(31)	(81)	(161)%
Other Bets	(12)	(72)	**
ATG and Other Technology Programs	(132)	(124)	6%
Corporate G&A and Platform R&D (1), (2)	(501)	(623)	(24)%
Impact of 2018 Divested Operations (1)	(9)	—	100%
Adjusted EBITDA (3)	$(458)	$(585)	(28)%
(1) Excluding stock-based compensation expense.
(2) Includes costs that are not directly attributable to our reportable segments. Corporate G&A also includes certain shared costs such as finance, accounting, tax, human resources, information technology and legal costs. Platform R&D also includes mapping and payment technologies and support and development of the internal technology infrastructure. Our allocation methodology is periodically evaluated and may change.
(3) “Adjusted EBITDA” is a non-GAAP measure as defined by the SEC. See “Definitions of Non-GAAP Measures” and “Reconciliations of Non-GAAP Measures” sections herein for an explanation and reconciliations of non-GAAP measures used throughout this release.
** Percentage not meaningful.

Operating Highlights for the Third Quarter 2019
Platform

•
Updated Uber app to combine Rides, Eats and other offerings side-by-side - On September 27, we announced a new way to discover, access and experience the growing set of services available through our platform. You’ll now see our Rides, Eats and future offerings side-by-side. This app is currently testing in hundreds of U.S. and international cities.

•
Grew consumer loyalty programs to 20 million subscribers - Uber Rewards, our consumer loyalty program, has 20 million global subscribers 6 months after U.S. nationwide launch in May and a recent rollout in Brazil and Mexico. Meanwhile, the Rewards ecosystem continues to grow, with Rewards enrollees soon able to redeem points with featured Eats restaurant partners, including Ben & Jerry's and select McDonald’s.

•
Launched suite of subscription programs for Riders and Eaters - We now have a full suite of Rides, Eats, and JUMP e-bike and e-scooter subscription products available, including Uber Pass, with trip price protection and $0 delivery fee on Eats orders for consumers in selected cities. These options complement our other offering specific subscription products such as Ride Pass and Eats Pass.

Rides

•
Rides drove record level of engagement and Rides Adjusted EBITDA performance - Rides crossed $1 billion of weekly gross bookings during Q3 2019 and Rides Adjusted EBITDA was positive for the 8th quarter in a row. Rides segment performance was helped by higher margin Uber for Business growing over 65% YoY to $4.0 billion in annualized gross bookings. We advanced or maintained our already high Rides category position in our most important geographies.

•
Rides premium products generated significant growth - Rides premium products, including Comfort and Black, continue to scale with 41% gross bookings growth globally and 53% growth in the U.S. year-over-year. The higher margin profile of Comfort and Black helped to produce record Rides Adjusted EBITDA.

•
Introduced new safety features - Uber's investments in new safety features continue to raise the bar.  These include recent launches such as: "Verify Your Ride", on-trip reporting, and text to 911 as well as the expansion of RideCheck which can offer assistance when potential trip issues such as an unexpected long stop or crash are detected.

Other Segments

•
Eats expands restaurant product offerings - We are providing restaurants with greater distribution and consumers with alternative options. For example, we have launched pick up, which gives restaurants the ability to offer consumers an in-restaurant pick-up option, and an option for restaurants that want to utilize their own couriers. Lastly, we have deployed an over-the-top approach in select markets that enables rapid addition of restaurants to the platform by easing our on-boarding procedures for new restaurants.

•
Freight grew its network to over 50,000 carriers - Despite being only 2 years old, over 50,000 carriers have used the Uber Freight app. Several of the top-10 national carriers are already regular participants in our network and our shipper list includes several Fortune 50 customers. Freight load volume grew over 100% year-over-year.

Corporate

•
Funded Advanced Technologies Group with $1.0 billion - In July, we closed a $1.0 billion investment in ATG, which represents 14% ownership interest in ATG. The strategic partnership with Toyota and DENSO entered into in connection with their investment started in Q3 2019 with co-development already underway.

•
Completed $1.2 billion Senior Notes Offering - In September, we successfully raised $1.2 billion in senior unsecured notes due 2027, bringing our unrestricted cash balance to $12.7 billion as of the end of Q3 2019. We intend to use the proceeds from this offering primarily to fund a portion of the purchase price in connection with the closing of our pending acquisition of Careem Inc.

Recent Developments

•
Eats expansion into grocery via Cornershop acquisition - In October we agreed to acquire a majority stake in Cornershop, a leading provider of online grocery delivery in Chile and Mexico, and more recently in Peru and Toronto. The transaction is expected to close in the first half of 2020, subject to regulatory approval.

Webcast and conference call information
A live audio webcast of our third quarter 2019 earnings release call will be available at https://investor.uber.com/, along with the earnings press release and slide presentation. The call begins on November 4, 2019 at 2:00 PM (PT) / 5:00 PM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, is also available on that site.
We also provide announcements regarding our financial performance, including SEC filings, investor events, press and earnings releases, and blogs, on our investor relations website (https://investor.uber.com/).
About Uber
Our mission is to ignite opportunity by setting the world in motion.
We revolutionized personal mobility with Ridesharing, and we are leveraging our platform to redefine the massive meal delivery and logistics industries.
We are a technology platform that uses a global network, leading technology, operational excellence and product expertise to power movement from point A to point B. We develop and operate proprietary technology applications supporting a variety of offerings on our platform. We connect consumers with providers of ride services, restaurants and food delivery services, public transportation networks, e-bikes, e-scooters and other personal mobility options. We use this same network, technology, operational excellence and product expertise to connect shippers with carriers in the freight industry. We are developing technologies to provide autonomous driving vehicle solutions to consumers, networks of vertical take-off and landing vehicles and new solutions to solve everyday problems.
Forward-Looking Statements
This press release contains forward-looking statements regarding our future business expectations which involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: competition, managing our growth and corporate culture, financial performance, investments in new products or offerings, our ability to attract drivers, consumers and other partners to our platform, our brand and reputation and other legal and regulatory developments. In addition, other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on May 13, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, that will be filed following this earnings release. All information provided in this release and in the attachments is as of the date of this press release and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.
Non-GAAP Financial Measures
To supplement our financial information, which is prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we use the following non-GAAP financial measures: Adjusted Net Revenue; Rides Adjusted Net Revenue; Eats Adjusted Net Revenue and Adjusted EBITDA as well as revenue and Adjusted Net Revenue growth in constant currency. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results.
We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.
There are a number of limitations related to the use of non-GAAP financial measures. In light of these limitations, we provide specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.
For more information on these non-GAAP financial measures, please see the sections titled “Key Terms for Our Key Metrics and Non-GAAP Financial Measures,” “Definitions of Non-GAAP Measures” and “Reconciliations of Non-GAAP Measures” included at the end of this release.
Contacts
Investors and analysts: investor@uber.com
Media: press@uber.com

UBER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share amounts which are reflected in thousands, and per share amounts)
(Unaudited)

	As of December 31, 2018	As of September 30, 2019
Assets
Cash and cash equivalents	$6,406	$12,650
Restricted cash and cash equivalents	67	33
Accounts receivable, net of allowance of $34 and $40, respectively	919	1,154
Prepaid expenses and other current assets	860	1,316
Assets held for sale	406	—
Total current assets	8,658	15,153
Restricted cash and cash equivalents	1,736	1,958
Investments	10,355	10,412
Equity method investments	1,312	1,393
Property and equipment, net	1,641	1,537
Operating lease right-of-use assets	—	1,538
Intangible assets, net	82	74
Goodwill	153	167
Other assets	51	60
Total assets	$23,988	$32,292
Liabilities, mezzanine equity and equity (deficit)
Accounts payable	$150	$126
Short-term insurance reserves	941	1,023
Operating lease liabilities, current	—	197
Accrued and other current liabilities	3,157	4,026
Liabilities held for sale	11	—
Total current liabilities	4,259	5,372
Long-term insurance reserves	1,996	2,271
Long-term debt, net of current portion	6,869	5,711
Operating lease liabilities, non-current	—	1,459
Other long-term liabilities	4,072	1,428
Total liabilities	17,196	16,241
Commitments and contingencies
Mezzanine equity
Redeemable non-controlling interests	—	309
Redeemable convertible preferred stock, $0.00001 par value, 946,246 and zero shares authorized, 903,607 and zero shares issued and outstanding, respectively; aggregate liquidation preference of $14 and $0, respectively	14,177	—
Equity (deficit)
Common stock, $0.00001 par value, 2,696,114 and 5,000,000 shares authorized, 457,189 and 1,703,630 shares issued and outstanding, respectively	—	—
Additional paid-in capital	668	30,513
Accumulated other comprehensive loss	(188)	(185)
Accumulated deficit	(7,865)	(15,266)
Total Uber Technologies, Inc. stockholders' equity (deficit)	(7,385)	15,062
Non-redeemable non-controlling interests	—	680
Total equity (deficit)	(7,385)	15,742
Total liabilities, mezzanine equity and equity (deficit)	$23,988	$32,292

UBER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share amounts which are reflected in thousands, and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2019	2018	2019
Revenue	$2,944	$3,813	$8,296	$10,078
Costs and expenses
Cost of revenue, exclusive of depreciation and amortization shown separately below	1,510	1,860	4,008	5,281
Operations and support	387	498	1,108	1,796
Sales and marketing	785	1,113	2,177	3,375
Research and development	434	755	1,139	4,228
General and administrative	460	591	1,527	2,652
Depreciation and amortization	131	102	317	371
Total costs and expenses	3,707	4,919	10,276	17,703
Loss from operations	(763)	(1,106)	(1,980)	(7,625)
Interest expense	(161)	(90)	(453)	(458)
Other income (expense), net	(54)	49	4,946	707
Income (loss) before income taxes and loss from equity method investment	(978)	(1,147)	2,513	(7,376)
Provision for income taxes	1	3	605	20
Loss from equity method investment, net of tax	(15)	(9)	(32)	(25)
Net income (loss) including non-controlling interests	(994)	(1,159)	1,876	(7,421)
Less: net income (loss) attributable to non-controlling interests, net of tax	(8)	3	(8)	(11)
Net income (loss) attributable to Uber Technologies, Inc.	$(986)	$(1,162)	$1,884	$(7,410)
Net income (loss) per share attributable to Uber Technologies, Inc. common stockholders:
Basic	$(2.21)	$(0.68)	$0.59	$(6.79)
Diluted	$(2.21)	$(0.68)	$0.52	$(6.79)
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	445,783	1,700,213	441,301	1,092,241
Diluted	445,783	1,700,213	477,592	1,092,241

UBER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2018	2019
Cash flows from operating activities
Net income (loss) including non-controlling interests	$1,876	$(7,421)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	317	371
Bad debt expense	35	79
Stock-based compensation	145	4,353
Gain on extinguishment of convertible notes and settlement of derivatives	—	(444)
Gain on business divestitures	(3,208)	—
Deferred income tax	420	(55)
Revaluation of derivative liabilities	491	(58)
Accretion of discount on long-term debt	231	80
Payment-in-kind interest	53	10
Loss on disposal of property and equipment	63	14
Impairment on long-lived assets held for sale	122	—
Loss from equity method investment	32	25
Gain on debt and equity securities, net	(1,984)	(1)
Non-cash deferred revenue	—	(39)
Gain on forfeiture of unvested warrants and related share repurchases	(152)	—
Unrealized foreign currency transactions	54	(16)
Other	7	18
Change in operating assets and liabilities, net of impact of business acquisitions and disposals:
Accounts receivable	(359)	(342)
Prepaid expenses and other assets	(421)	(467)
Operating lease right-of-use assets	—	135
Accounts payable	(66)	(23)
Accrued insurance reserve	763	356
Accrued expenses and other liabilities	721	997
Operating lease liabilities	—	(94)
Net cash used in operating activities	(860)	(2,522)
Cash flows from investing activities
Proceeds from insurance reimbursement, sale and disposal of property and equipment	329	41
Purchase of property and equipment	(362)	(406)
Purchase of equity method investments	(412)	—
Investments in debt securities	(30)	—
Proceeds from business disposal, net of cash divested	—	293
Acquisition of businesses, net of cash acquired	(64)	(7)
Net cash used in investing activities	(539)	(79)
Cash flows from financing activities
Proceeds from issuance of common stock upon initial public offering, net of offering costs	—	7,973
Taxes paid related to net share settlement of equity awards	—	(1,514)

Proceeds from issuance of common stock related to private placement	—	500
Proceeds from issuance of subsidiary preferred stock units	—	1,000
Proceeds from exercise of stock options, net of repurchases	26	5
Repurchase of outstanding shares	(10)	—
Issuance of term loan and senior notes, net of issuance costs	1,478	1,189
Principal repayment on term loan	(12)	(20)
Principal repayment on revolving lines of credit	(491)	—
Principal payments on capital and finance leases	(59)	(120)
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	1,250	—
Dissolution of joint venture and subsequent proceeds	38	—
Other	(57)	9
Net cash provided by financing activities	2,163	9,022
Effect of exchange rate changes on cash and cash equivalents, and restricted cash and cash equivalents	(133)	(23)
Net increase in cash and cash equivalents, and restricted cash and cash equivalents	631	6,398
Cash and cash equivalents, and restricted cash and cash equivalents
Beginning of period	5,828	8,209
Reclassification from assets held for sale during the period	54	34
End of period, excluding cash classified within assets held for sale	$6,513	$14,641

Reconciliation of cash and cash equivalents, and restricted cash and cash equivalents to the condensed consolidated balance sheets
Cash and cash equivalents	$4,756	$12,650
Restricted cash and cash equivalents-current	214	33
Restricted cash and cash equivalents-non-current	1,543	1,958
Total cash and cash equivalents, and restricted cash and cash equivalents	$6,513	$14,641

Supplemental disclosures of cash flow information
Cash paid for:
Interest, net of amount capitalized	$83	$213
Income taxes, net of refunds	213	105
Non-cash investing and financing activities:
Conversion of redeemable convertible preferred stock to common stock upon initial public offering	—	14,224
Conversion of convertible notes to common stock upon initial public offering	—	4,229
Changes in purchases of property, equipment and software recorded in accounts payable and accrued liabilities	(9)	13
Financed construction projects	135	—
Capital and finance lease obligations	132	196
Settlement of litigation through issuance of redeemable convertible preferred stock	250	—
Common stock issued in connection with acquisitions	93	—
Ownership interest in MLU B.V. received in connection with the disposition of Uber Russia/CIS operations	1,410	—
Grab debt security received in exchange for the sale of Southeast Asia operations	2,275	—

Other Income (Expense), Net
The following table presents other income (expense), net (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2019	2018	2019

	(Unaudited)
Interest income	$27	$76	$69	$184
Foreign currency exchange gains (losses), net	(18)	8	(42)	—
Gain on business divestitures (1)	7	—	3,208	—
Gain (loss) on debt and equity securities, net (2)	—	(13)	1,984	1
Change in fair value of embedded derivatives	(89)	—	(491)	58
Gain on extinguishment of convertible notes and settlement of derivatives	—	—	—	444
Other	19	(22)	218	20
Other income (expense), net	$(54)	$49	$4,946	$707

(1)
During the nine months ended September 30, 2018, gain on business divestitures primarily includes a $2.2 billion gain on the sale of our Southeast Asia operations to Grab Holding Inc. (“Grab”) and a $954 million gain on the disposal of our Uber Russia/CIS operations recognized in the first quarter of 2018.

(2)
During the nine months ended September 30, 2018, gain on debt and equity securities, net represents a $2.0 billion unrealized gain on our non-marketable equity securities related to Didi recognized in the first quarter of 2018.

Stock-Based Compensation Expense
The following table summarizes total stock-based compensation expense by function (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2019	2018	2019

	(Unaudited)
Operations and support	$4	$26	$11	$431
Sales and marketing	2	16	6	229
Research and development	49	262	60	2,822
General and administrative	9	97	70	871
Total	$64	$401	$147	$4,353

Key Terms for Our Key Metrics and Non-GAAP Financial Measures
2018 Divested Operations. We define 2018 Divested Operations as our operations in (i) Southeast Asia prior to the sale of those operations to Grab and (ii) Russia/CIS prior to the formation of our Yandex Taxi joint venture.
Adjusted EBITDA. We define Adjusted EBITDA as net income (loss), excluding (i) income (loss) from discontinued operations, net of income taxes, (ii) net income (loss) attributable to non-controlling interests, net of tax, (iii) provision for (benefit from) income taxes, (iv) income (loss) from equity method investment, net of tax, (v) interest expense, (vi) other income (expense), net, (vii) depreciation and amortization, (viii) stock-based compensation expense, (ix) certain legal, tax, and regulatory reserve changes and settlements, (x) asset impairment/loss on sale of assets, (xi) acquisition and financing related expenses, (xii) restructuring charges and (xiii) other items not indicative of our ongoing operating performance.
Adjusted Net Revenue (“ANR”). We define Adjusted Net Revenue as revenue less (i) excess Driver incentives and (ii) Driver referrals. We believe that Adjusted Net Revenue is informative of our top line performance because it measures the total net financial activity reflected in the amount earned by us after taking into account all Driver and restaurant earnings, Driver incentives, and Driver referrals. Adjusted Net Revenue is lower than revenue in all reported periods.
Driver or restaurant earnings. Driver or restaurant earnings refer to the net portion of the fare or the net portion of the order value that a Driver or a restaurant retains, respectively.
Driver incentives. Driver incentives refer to payments that we make to Drivers, which are separate from and in addition to the Driver’s portion of the fare paid by the consumer. For example, Driver incentives could include payments we make to Drivers should they choose to take advantage of an incentive offer and complete a consecutive number of trips or a cumulative number of trips on the platform over a defined period of time. Driver incentives are recorded as a reduction of revenue to the extent they are not excess Driver incentives (as defined below).
Driver referrals. Driver referrals refer to payments that we make to existing Drivers to refer new Drivers onto our platform. Driver referrals are recorded in sales and marketing expenses, as they represent the receipt of a distinct service of customer acquisition for which there is evidence of fair value.
Excess Driver incentives. Excess Driver incentives refer to cumulative payments, including incentives but excluding Driver referrals, to a Driver that exceed the cumulative revenue that we recognize from a Driver with no future guarantee of additional revenue. Cumulative payments to a Driver could exceed cumulative revenue from a Driver as a result of Driver incentives or when the amount paid to a Driver for a Trip exceeds the fare charged to the consumer. Excess Driver incentives are recorded in cost of revenue, exclusive of depreciation and amortization.
Gross Bookings. We define Gross Bookings as the total dollar value, including any applicable taxes, tolls, and fees, of Ridesharing and New Mobility rides, Eats meal deliveries, and amounts paid by shippers for Freight shipments, in each case without any adjustment for consumer discounts and refunds, Driver and restaurant earnings, and Driver incentives. Gross Bookings do not include tips earned by Drivers. Gross Bookings exclude the impact of our 2018 Divested Operations.
Monthly Active Platform Consumers (“MAPCs”). We define MAPCs as the number of unique consumers who completed a Rides or New Mobility ride or received an Eats meal on our platform at least once in a given month, averaged over each month in the quarter. While a unique consumer can use multiple product offerings on our platform in a given month, that unique consumer is counted as only one MAPC. MAPCs exclude the impact of our 2018 Divested Operations.
Other Bets. The Other Bets segment consists of multiple investment stage offerings. The largest investment within the segment is our New Mobility offering that refers to products that provide consumers with access to rides through a variety of modes, including dockless e-bikes and e-scooters. It also includes Transit, UberWorks and our Incubator group.
Segment Adjusted EBITDA. We define each segment’s Adjusted EBITDA as segment revenue less the following direct costs and expenses of that segment: (i) cost of revenue, exclusive of depreciation and amortization; (ii) operations and support; (iii) sales and marketing; (iv) research and development; and (v) general and administrative. Segment Adjusted EBITDA also reflects any applicable exclusions from Adjusted EBITDA and excludes the impact of our 2018 Divested Operations.
Segment Adjusted EBITDA margin. We define each segment’s Adjusted EBITDA margin as the segment Adjusted EBITDA as a percentage of segment Adjusted Net Revenue. Segment Adjusted EBITDA margin demonstrates the margin that we generate after direct expenses. We believe that each segment’s Adjusted EBITDA margin is a useful indicator of the economics of our segments, as it does not include indirect Corporate G&A and Platform R&D.
Take Rate. We define Take Rate as Adjusted Net Revenue as a percentage of Gross Bookings. For purposes of Take Rate, Gross Bookings include the impact of our 2018 Divested Operations.
Trips. We define Trips as the number of completed consumer Rides or New Mobility rides and Eats meal deliveries in a given period. For example, an UberPOOL ride with three paying consumers represents three unique Trips, whereas an UberX ride with three passengers represents one Trip. Trips exclude the impact of our 2018 Divested Operations.

Definitions of Non-GAAP Measures
We collect and analyze operating and financial data to evaluate the health of our business and assess our performance. In addition to revenue, net income (loss), loss from operations, and other results under GAAP, we use Adjusted Net Revenue and Adjusted EBITDA, as well as revenue and ANR growth rates in constant currency, which are described below, to evaluate our business. We have included these non-GAAP financial measures because they are key measures used by our management to evaluate our operating performance. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. Our calculation of these non-GAAP financial measures may differ from similarly-titled non-GAAP measures, if any, reported by our peer companies. These non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP.
Adjusted Net Revenue
We define Adjusted Net Revenue as revenue less (i) excess Driver incentives and (ii) Driver referrals. We define Rides Adjusted Net Revenue as Rides revenue less (i) excess Driver incentives and (ii) Driver referrals. We define Eats Adjusted Net Revenue as Eats revenue less (i) excess Driver incentives and (ii) Driver referrals. Freight Adjusted Net Revenue, Other Bets Adjusted Net Revenue and ATG and Other Technology Programs Adjusted Net Revenue do not include excess Driver incentives or Driver referrals and are equal to GAAP net revenue in all periods presented. We believe that these measures are informative of our top line performance because they measure the total net financial activity reflected in the amount earned by us after taking into account all Driver and restaurant earnings, Driver incentives, and Driver referrals. Adjusted Net Revenue is lower than revenue in all reported periods.
Excess Driver incentives refer to cumulative payments, including incentives but excluding Driver referrals, to a Driver that exceed the cumulative revenue that we recognize from a Driver with no future guarantee of additional revenue. Cumulative payments to a Driver could exceed cumulative revenue from a Driver as a result of Driver incentives or when the amount paid to a Driver for a Trip exceeds the fare charged to the consumer. Further, cumulative payments to Drivers for Eats deliveries historically have exceeded the cumulative delivery fees paid by consumers. Excess Driver incentives are recorded in cost of revenue, exclusive of depreciation and amortization. Driver referrals are recorded in sales and marketing expenses. Management views Driver incentives and Driver referrals as Driver payments in the aggregate, whether they are classified as Driver incentives, excess Driver incentives, or Driver referrals.
These amounts largely depend on our business decisions based on market conditions. We include the impact of these amounts in Adjusted Net Revenue as it is useful to evaluate how increasing or decreasing incentives would impact our top line performance, and the overall net financial activity between us and our customers, which ultimately impacts our Take Rate.
Adjusted Net Revenue has limitations as a financial measure, should be considered as supplemental in nature, and is not meant as a substitute for revenue prepared in accordance with GAAP.
Adjusted EBITDA
We define Adjusted EBITDA as net income (loss), excluding (i) income (loss) from discontinued operations, net of income taxes, (ii) net income (loss) attributable to non-controlling interests, net of tax (iii) provision for (benefit from) income taxes, (iv) income (loss) from equity method investment, net of tax, (v) interest expense, (vi) other income (expense), net, (vii) depreciation and amortization, (viii) stock-based compensation expense, (ix) certain legal, tax, and regulatory reserve changes and settlements, (x) asset impairment/loss on sale of assets, (xi) acquisition and financing related expenses, (xii) restructuring charges and (xiii) other items not indicative of our ongoing operating performance.
We have included Adjusted EBITDA because it is a key measure used by our management team to evaluate our operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. In addition, it provides a useful measure for period-to-period comparisons of our business, as it removes the effect of certain non-cash expenses and certain variable charges.
Adjusted EBITDA has limitations as a financial measure, should be considered as supplemental in nature, and is not meant as a substitute for the related financial information prepared in accordance with GAAP. These limitations include the following:

•
Adjusted EBITDA excludes certain recurring, non-cash charges, such as depreciation of property and equipment and amortization of intangible assets, and although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•
Adjusted EBITDA excludes stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy;

•	Adjusted EBITDA excludes other items not indicative of our ongoing operating performance;

•	Adjusted EBITDA does not reflect period to period changes in taxes, income tax expense or the cash necessary to pay income taxes;

•
Adjusted EBITDA does not reflect the components of other income (expense), net, which includes interest income, foreign currency exchange gains (losses), net, gain on business divestitures, gain (loss) on debt and equity securities, net, and change in fair value of embedded derivatives; and

•	Adjusted EBITDA excludes certain legal, tax, and regulatory reserve changes and settlements that may reduce cash available to us.
Constant Currency
We compare the percent change in our current period results from the corresponding prior period using constant currency disclosure. We present constant currency growth rate information to provide a framework for assessing how our underlying revenue and ANR performed excluding the effect of foreign currency rate fluctuations. We calculate constant currency by translating our current period financial results using the corresponding prior period’s monthly exchange rates for our transacted currencies other than the U.S. dollar.
Reconciliations of Non-GAAP Measures
Adjusted Net Revenue
The following tables present reconciliations of Adjusted Net Revenue, Rides Adjusted Net Revenue and Eats Adjusted Net Revenue to the most directly comparable GAAP financial measures for each of the periods indicated. Freight Adjusted Net Revenue, Other Bets Adjusted Net Revenue and ATG and Other Technology Programs Adjusted Net Revenue do not include excess Driver incentives or Driver referrals and are equal to GAAP net revenue in all periods presented.

	Three Months Ended September 30,
(in millions)	2018	2019
Adjusted Net Revenue reconciliation:
Revenue	$2,944	$3,813
Deduct:
Excess Driver incentives	(253)	(259)
Driver referrals	(35)	(21)
Adjusted Net Revenue	$2,656	$3,533

	Three Months Ended September 30,
(in millions)	2018	2019
Rides Adjusted Net Revenue reconciliation:
Rides revenue	$2,425	$2,895
Deduct:
Excess Driver incentives	(53)	(12)
Driver referrals	(32)	(15)
Rides Adjusted Net Revenue	$2,340	$2,868

	Three Months Ended September 30,
(in millions)	2018	2019
Eats Adjusted Net Revenue reconciliation:
Eats revenue	$394	$645
Deduct:
Excess Driver incentives	(200)	(247)
Driver referrals	(3)	(6)
Eats Adjusted Net Revenue	$191	$392

Adjusted EBITDA

	Three Months Ended September 30,
(in millions)	2018	2019
Adjusted EBITDA reconciliation:
Net income (loss) attributable to Uber Technologies, Inc.	$(986)	$(1,162)
Add (deduct):
Net income (loss) attributable to non-controlling interests, net of tax	(8)	3
Provision for (benefit from) income taxes	1	3
(Income) loss from equity method investment, net of tax	15	9
Interest expense	161	90
Other (income) expense, net	54	(49)
Depreciation and amortization	131	102
Stock-based compensation expense	64	401
Legal, tax, and regulatory reserve changes and settlements	56	(27)
Asset impairment/loss on sale of assets	54	—
Restructuring charges	—	45
Adjusted EBITDA	$(458)	$(585)
The comparability of the results for the periods presented above was impacted by our 2018 Divested Operations. During the three months ended September 30, 2018, 2018 Divested Operations decreased net income (loss) attributable to Uber Technologies, Inc. by $9 million.